EXHIBIT 11

                        Computation of Per Share Earnings


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
                                                                  Year ended December 31
                                  --------------------------------------------------------------------------------------------------
                                                   1997                           1996                           1995
                                  --------------------------------- --------------------------------- ------------------------------
                                              Weighted Avg.   Per               Weighted Avg.  Per              Weighted Avg.  Per
                                    Income       Shares      Share    Income       Shares     Share    Income     Shares      Share
                                  (Numerator) (Denominator)  Amount (Numerator) (Denominator) Amount (Numerator)(Denominator) Amount
Income from continuing operations. $ 3,205,000                      $ 3,056,000                      $ 6,248,000
Less: Preferred stock dividends ..        --                            (12,000)                         (96,000)
Net Income Per Share - Basic:
                                   -----------                      -----------                      -----------
Income available to common
shareholders ..................... $ 3,205,000  8,100,055     $.40  $ 3,044,000    8,096,961   $.38  $ 6,152,000   8,096,449   $.76
Effect of Dilutive Securities:
Options granted to employees .....                274,436                             84,783                          74,234
Options granted to nonemployee
 directors .......................                 35,386                             16,312                           5,136
Net Income Per Share - Diluted:
                                                ---------                          ---------                       ---------
Income available to common
 shareholders plus assumed
 conversions ..................... $ 3,205,000  8,409,877     $.38  $ 3,044,000    8,198,056   $.37  $ 6,152,000   8,175,819   $.75
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